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                                                                     EXHIBIT 3.1


                       SECOND AMENDED AND RESTATED CHARTER

                                       OF

                           DIRECT GENERAL CORPORATION

         Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation hereby restates its Charter to supersede its Amended and Restated Charter and any and all prior amendments thereto as follows:

I.       The name of the corporation is: Direct General Corporation.

II.      The text of the Second Amended and Restated Charter is as follows:

         1.       Name. The name of the corporation is Direct General
Corporation.

         2.       Profit Status. The corporation is for profit.

         3.       Duration. The duration of the corporation is perpetual.

         4.       Incorporator. The name and address of the incorporator is:

                  Tammy Adair
                  905 East Trinity Lane
                  Nashville, Tennessee 37207

         5. Principal Office. The street address and zip code of the corporation's principal office in Tennessee shall be:

                  1281 Murfreesboro Road
                  Nashville, Tennessee 37217
                  County of Davidson

         6.       Registered Office and Agent.

                  (a) The street address, zip code, and county of the corporation's registered office is:

                  1281 Murfreesboro Road
                  Nashville, Tennessee 37217
                  County of Davidson

                  (b) The name of the corporation's registered agent is Jacqueline C. Adair.

         7. Corporate Powers. The corporation is organized to do any and all things and to exercise any and all powers, rights, and privileges that a corporation may now or hereafter be organized to do, or to exercise, under the Tennessee Business Corporation Act, as amended.


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         8. Authorized Capital Stock. The corporation is authorized to issue two classes of stock in the following number of shares: (i) 100,000,000 shares of common stock, no par value per share (the "Common Stock"), and (ii) 10,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"). The preferences, limitations and relative rights of the above classes of stock shall be as follows:

            (a) Preferred Stock. Shares of Preferred Stock may be issued in one or more classes or series at such time or times for such consideration as the Board of Directors may determine. Each such class or series shall be given a distinguishing designation. All shares of any one class or series shall have preferences, limitations, and relative rights identical with those of other shares of the same class or series and, except to the extent otherwise provided in the description of such class or series, with those of other shares of Preferred Stock. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and issuance of any class or series of Preferred Stock, the designation of such class or series, and the relative rights, preferences, qualifications, and limitations of the shares of such class or series. Before issuing any shares of Preferred Stock, the corporation shall deliver to the Secretary of State of the State of Tennessee for filing Articles of Amendment, which shall be effective without shareholder action, that set forth (a) the name of the corporation, (b) the text of the amendment determining the terms of the class or series, (c) the date the amendment was adopted, (d) a statement that the amendment was duly adopted by the Board of Directors, and (e) such other information then required by law to be included in such Articles of Amendment.

            (b) Common Stock. Each share shall be entitled to one vote. Upon dissolution of the corporation, each share of Common Stock shall be entitled to receive a pro-rata share of the net assets of the corporation.

         9. Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a Board of Directors consisting of no fewer than three (3) nor more than twelve (12) directors, the exact number of directors to be determined in the manner provided in the Bylaws of the corporation. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each class of directors shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of shareholders for the year in which his or her term expires and until his or her resignation, retirement, disqualification, or removal from office. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.

         Any director may be removed from office but only for cause by (a) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in the election of


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directors, considered for this purpose as one class, unless a vote of a special voting group is otherwise required by law, or (b) by the affirmative vote of a majority of the entire Board of Directors then in office.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Charter applicable thereto.

         10. Limitation of Director Liability. To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time, or such successor statute. Any repeal or modification of this Article 10 by the board of directors or by the shareholders of the corporation shall not affect adversely any right or protection of a director of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

         11. Indemnification. The corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators) , against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended from time to time. Such indemnification may include advancement of expenses in advance of final disposition of such action, suit, or proceeding, subject to the provision of any applicable statute.

         The indemnification and advancement of expenses provisions of this
Article 11 shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, this Charter, the corporation's Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance, purchased by the corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.


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         12. Amendment of Bylaws. The Bylaws of this corporation may be amended, altered, modified, or repealed by a resolution adopted by the Board of Directors or by such vote of the shareholders as is required by this Charter, the Bylaws and any law then applicable.

         13. Special Meeting of Shareholders. The corporation shall hold a special meeting of shareholders only in the event of a call of any of the officers authorized to do so by the Bylaws of the corporation or of a majority of the members of the Board of Directors of the corporation.

         14. Amendment of Charter. Notwithstanding any other provision of this Charter, the affirmative vote of holders of 75% of the total voting power of the outstanding shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Charter or as part of the corporation's Bylaws inconsistent with the purpose and intent of Articles 9 (Board of Directors), 10 (Limitation of Director Liability), 12 (Amendment of Bylaws), 13 (Special Meeting of Shareholders) and this Article 14 (Amendment of Charter).

III. The Second Amended and Restated Charter as set forth above includes amendments requiring shareholder approval. All such amendments were duly adopted by the shareholders of the corporation on April 29, 2003.


                                       DIRECT GENERAL CORPORATION



                                       /s/ Ronald F. Wilson
                                       ---------------------------------
                                       By: Ronald F. Wilson
                                       Its:  Secretary











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